Exhibit 10.8

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made as of the 22nd day of October, 2021 by and between Borrower and Lender, named below, and constitutes the agreement between Borrower and Lender with respect to the Loan and other matters described below:

WHEREAS, Borrower (or an affiliate of Borrower) is the owner (or will acquire simultaneously herewith) multiple parcels of real property located at 264 Holding-Young Road, Youngsville, NC, 3583 Goose Run, Oxford, NC, 8 Dogwood Drive, Franklinton, NC, 3675 Bruce Garner Road, Franklinton, NC and 73 Thompson Circle, Youngsville, NC (the “Property”); and

WHEREAS, Borrower has requested Lender to provide a loan in the amount of $1,500,000 for the acquisition of the Property and Lender has agreed to provide such loan (the Loan); and

WHEREAS, Lender has agreed to make the Loan to Borrower based on the terms and conditions set forth herein and in the Loan Documents.

NOW THEREFORE, in consideration of the Loan and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows (the foregoing recitals are expressly incorporated herein by this reference):

1. Borrower – Manufactured Housing Properties, Inc., a Nevada corporation (“Borrower”).

2. Lender – Metrolina Loan Holdings, LLC, a North Carolina limited liability company (“Lender”).

3. Loan – Subject to the terms and conditions of this Agreement, Lender agrees to make to Borrower, on the date hereof, a loan (the “Loan”) in the principal amount equal to $1,500,000.00 to be disbursed in one closing and, which when repaid cannot be re-borrowed.

4. Note – Borrower’s obligation to pay Lender the principal of and interest on the Loan shall be evidenced by the records of Lender and by the Promissory Note, dated as of the date hereof, executed by Borrower in favor of Lender in an original stated principal amount equal to the maximum amount of the Loan as described above (the “Note”, which term shall include any extensions, renewals, modifications, restatements or replacements thereof). The records of Lender with respect to the Loan shall constitute presumptive evidence of the amounts owed by Borrower to Lender with respect to the Loan.

5. Term – The Loan shall have a term of Eighteen (18) months.

6. Interest – The Loan shall bear interest at the rate or rates per annum specified in the Note and such interest shall be calculated in the manner specified in the Note. Borrower shall make monthly payments of interest and any other charges and shall pay the entire principal balance and all other charges in full to Lender on or before the Maturity Date.

7. Prepayment – The Loan shall not be prepaid within the first six (6) months of the Term without the payment of a yield maintenance fee in the amount of six (6) months interest in addition to any other sums due and owing (the “Yield Maintenance Fee”). Thereafter, the Loan may be prepaid at any time without penalty or fee.

8. Purpose – The Borrower will use the proceeds from the Loan for the purchase of the Property.

9. Collateral –

(a) Lender shall receive a guaranty of the Loan signed and issued by Raymond M. Gee.

10. Conditions to the Loan – At the time of the making of the Loan by Lender to Borrower under this Agreement, the following conditions shall have been fulfilled to Lender’s satisfaction and Lender shall not be obligated hereunder to make the Loan unless all such conditions have been so fulfilled or expressly waived in writing by Lender (Lender may also allow such conditions, in its discretion, to be satisfied post-closing):

(a) This Agreement, the Note, Guaranty, and the Deed of Trust (together with any other agreement, instrument or document executed by Borrower with or in favor of Lender under or in connection herewith or therewith, or any extensions, renewals, refinancing, restructurings, modifications, restatements or replacements, in whole or in part, of or for any of the foregoing, collectively, the “Loan Documents”) shall have been duly executed and delivered by all required parties thereto and in form and substance satisfactory to Lender.

(b) Lender shall receive the following (each in form and substance satisfactory to Lender):

(i) Evidence of the perfection of Lender’s liens on the Collateral as well as satisfactory evidence of the absence of any other liens on the Collateral other than the Senior Secured Loan and any other liens expressly permitted hereunder;

(ii) Evidence that the Borrower (and each affiliated entity set forth herein) is validly existing and in good standing and that Borrower has the right and authority to enter into the Loan Documents;

(iii) Evidence of casualty insurance, liability insurance and loss of rents insurance on the Borrower and upon closing of the Property, covering the Property, the Project and Collateral all being satisfactory to Lender;

(iv) Copy of the closing statement for the purchase of the Property;

(v) Evidence of the fee simple and marketable title to the Property in the name of Borrower;

(vi) documents reasonably required to grant Lender a valid and existing second secured deed of trust in and to the Property;

(vii) Such other documents, certificates, approvals or filings as Lender may reasonably request.

(c) There shall then exist no Event of Default under the Loan Documents or this Agreement (or other event which, with the giving of notice or passage of time, or both, would constitute such an Event of Default).

(d) All representations and warranties by Borrower and any guarantor (collectively, the “Loan Parties”) in each of the Loan Documents shall be true and correct in all material respects.

(e) There shall have been no material adverse change in the financial condition, operations, assets, liabilities, business, management, control or prospects of any such Loan Party.

(f) The advance to be made under the Loan and the use of the proceeds thereof shall not violate any applicable law, regulation, injunction or order of any government or court.

(g) Borrower shall have reimbursed Lender for all costs and expenses, including reasonable fees and disbursements of counsel for Lender, incurred by Lender for the negotiation and preparation of the Loan Documents and in making the Loan, including any extensions, modifications or amendments thereto.

11. Representations and Warranties – Borrower hereby represents and warrants to Lender:

(a) Borrower has all requisite power and authority to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.

(b) Neither this Agreement nor any other document furnished to Lender by or on behalf of any Loan Party in connection with the Loan contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading.

(c) Each Loan Party is in compliance with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(d) No Loan Party (a) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)); (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2; or (c) is a Person on the list of Specially Designated Nationals and Blocked Persons to subject or the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

12. Borrower Covenants – Borrower agrees to comply with the following covenants so long as this Agreement is in effect:

(a) Borrower also shall promptly provide Lender with such other information relating to Borrower or the Collateral as Lender may request from time to time.

(b) Borrower agrees that it shall, at its expense and upon the request of Lender, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement and each other Loan Document.

13. Events of Default and Remedies –

(a) Each of the following events shall constitute an Event of Default under this Agreement:

(i) Failure by Borrower to make any payment with respect to the Loan or other obligation under the Loan Documents (whether principal, interest, fees or other amounts) when and as the same becomes due and payable (whether at maturity, on demand, or otherwise); or

(ii) Any Loan Party shall (t) apply for or consent to the appointment of or the taking of possession by a receiver, custodian, trustee or liquidator of such Loan Party or of all or a substantial part of the property of such Loan Party; (u) admit in writing the inability of such Loan Party, or be generally unable, to pay the debts of such Loan Party as such debts become due; (v) make a general assignment for the benefit of the creditors of such Loan Party; (w) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect); (x) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; (y) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against such Loan Party in an involuntary case under the Bankruptcy Code; or (z) take any action for the purpose of effecting any of the foregoing; or

(iii) A proceeding or case shall be commenced, without the application of any Loan Party, in any court of competent jurisdiction, seeking (x) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of debts of such Loan Party; (y) the appointment of a trustee, receiver, custodian, liquidator or the like of such Loan Party or of all or any substantial part of the assets of such Loan Party; or (z) Similar relief in respect of such Loan Party under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition and adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue in effect, for a period of sixty (60) days from commencement of such proceeding or case or the date of such order, judgment or decree, or any order for relief against such Loan Party shall be entered in an involuntary case or proceeding under the Bankruptcy Code; or

(iv) Any representation or warranty made by Borrower herein or by any Loan Party in any of the other Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made); or

(v) Any default by Borrower Shall occur in the performance or observance of any term, condition or provision contained in this Agreement and not referred to in clauses (i) through (iv) above, which default shall continue for ten (10) days after the earlier of the date Borrower acquires knowledge thereof or Lender gives Borrower written notice thereof; or

(vi) Any material provision of this Agreement or any other Loan Document shall at any time for any reason cease to be valid and binding in accordance with its terms on any Loan Party which executed it, or the validity, enforceability, or priority thereof shall be contested by any Loan Party, or any Loan Party shall terminate or repudiate (or attempt to terminate or repudiate) any Loan Document executed by it; or

(vii) The occurrence of an Event of Default under (and after giving effect to any notice and/or cure rights expressly provided in) any of the other Loan Documents; or

(viii) Default in the payment of principal of or interest on any other obligation of any Loan Party for money borrowed, including without limitation any default in any loan term on the Senior Secured Loan for the Project (or any obligation under any conditional sale or other title retention agreement or any obligation secured by purchase money mortgage or deed to secure debt or any obligation under notes payable or drafts accepted representing extensions of credit or on any capitalized lease obligation) including without limitation the Senior Secured Loan, or default in the performance of any other agreement, term or condition contained in any indenture or agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to cause such obligation to become due prior to its stated maturity; or

(ix) Default in the payment of principal of or interest on any obligation of any Loan Party for money borrowed or equipment leased from Lender or any affiliate of Lender (other than the Loan) or default in the performance of any other agreement, term, or condition contained in any agreement under which any such obligation is created, guaranteed or secured if the effect of such default is to entitle Lender to then cause such obligation to become due prior to its stated maturity (the parties intend that a default may constitute an Event of Default under this paragraph (x) even if such default would not constitute an Event of Default under paragraph (ix) immediately above); or

(x) The death or termination of Borrower or Guarantor; provided that the death of Borrower shall not constitute an Event of Default if the estate of Borrower or a person acceptable to Lender its sole discretion assumes all obligations of Borrower under the Loan Documents; or

(xi) Any material adverse change in any Loan Party’s financial condition, assets, operations or prospects or means or ability to perform under the Loan Documents executed by it.

(b) Upon the occurrence and during the continuation of an Event of Default, Lender may, in its sole discretion, exercise one or more of the following remedies:

(i) By written notice to Borrower, declare the principal of and any accrued interest on the Note and all other obligations under this Agreement or the other Loan Documents, to be, and whereupon the same shall become, immediately due and payable, and the same shall thereupon become due and payable without further demand, presentment, protest or notice of any kind, all of which are hereby expressly waived by Borrower; and

(ii) Without prior notice to Borrower, hold and set off against any or all obligations as may be then due and owing as Lender may elect any balance or amount to the credit of Borrower in any deposit, reserve or other account of any nature whatsoever maintained by or on behalf of Borrower with Lender at any of its offices, regardless of whether such account is general or special; and

(iii) Exercise all or any of its rights and remedies as it may otherwise have under any of the other Loan Documents or any applicable law;

provided, however, that upon the occurrence of an Event of Default specified in Section 12(a)(ii) or Section 12(a)(iii) above (each, a “Bankruptcy Event of Default”), the result which would occur upon the giving of notice pursuant to Section 12(b)(i) and Section 12(b)(ii) above shall occur automatically without the giving of any such notice. No failure or delay on the part of Lender to exercise any right or remedy hereunder or under the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any further right or remedy hereunder or under the Loan Documents. No exercise by Lender of any remedy under the other Loan Documents shall operate as a limitation on any rights or remedies of Lender under this Agreement, except to the extent of moneys actually received by Lender under the other Loan Documents.

14. Miscellaneous —

(a) This Agreement is entered into and intended to be performed in the State of North Carolina, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of North Carolina without regard to principles of conflicts of laws thereof. Unless otherwise specified or defined herein, all terms used in this Agreement shall have the respective meanings given such terms, if any, in the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of North Carolina.

(b) This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective heirs, legal representatives, successors and assigns, but Borrower may not assign or transfer any of its rights or obligations hereunder without the express prior written consent of Lender.

(c) This Agreement may not be waived or amended except by a writing signed by an authorized officer of Lender.

(d) This Agreement shall be effective on the date on which Borrower and Lender have signed one or more counterparts of it and Lender shall have received the same. At such time as Lender is no longer obligated under this Agreement to make any further advances under the Loan and all principal, interest or other amounts owing with respect to the Loan and all other obligations under the Loan Documents have been finally and irrevocably repaid in full (other than contingent indemnification obligations) by Borrower to Lender, this Agreement may be terminated by Lender and Borrower upon written agreement; provided that the provisions of Sections 6 and 14(d), (h), (i) and (j) of this Agreement shall survive any such termination.

(e) This Agreement and the other Loan Documents constitute the entire agreement among Borrower and Lender with respect to the Loan and the Collateral and supersede all prior agreements, negotiations, representations or understandings between or among such parties with respect to such matters.

(f) This Agreement may be executed in one or more counterparts.

(g) All pronouns used herein include all genders and all singular terms used herein include the plural (and vice versa).

(h) Borrower agrees to: (i) pay all costs and expenses of Lender incurred in connection with its negotiation, structuring, documenting, closing, administration or modification of, or in connection with the preservation of Lender’s rights under, enforcement of, or any refinancing, renegotiation, restructuring or termination of, this Agreement or any other Loan Document or any instruments referred to therein or any amendment, waiver or consent relating thereto, including, without limitation, the reasonable fees and disbursements of counsel for Lender and (ii) pay and hold Lender harmless from and against any and all present and future stamp, documentary, property, ad valorem or other similar non-income taxes with respect to this Agreement, any Note or any other Loan Documents, any Collateral described therein or any payments due thereunder.

(i) In addition to the other amounts payable by Borrower under this Agreement (including, without limitation, subsection (j) above), Borrower hereby agrees to pay and indemnify Lender from and against all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which Lender may (other than as a result of the gross negligence or willful misconduct of Lender as determined by a court of competent jurisdiction by final and non-appealable judgment) incur or be subjected to as a consequence, directly or indirectly, of (i) any actual or proposed use of any proceeds of the Loans or any Loan Party’s entering into or performing under any Loan Document; (ii) any breach by any Loan Party of any representation, warranty, covenant or condition in, or the occurrence of any other default under, this Agreement or any of the other Loan Documents, including without limitation all reasonable attorneys’ fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default; (iii) Lender’s holding any lien or security interest on or administering any of the Collateral; or (iv) any suit, investigation or proceeding as to which Lender is involved as a consequence, directly or indirectly, of its execution Of this Agreement or any of the other Loan Documents, the making of any Loan, the holding of any lien or security interest on any of the Collateral or any other event or transaction contemplated by this Agreement or any of the Loan Documents.

(j) Nothing contained in this Agreement or the other Loan Documents shall establish any fiduciary, partnership, joint venture or similar relationship between or among Lender, on the one hand, and Borrower or any other Loan Party, on the other hand.

15. USA PATRIOT Act Notice — Lender hereby notifies each of the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), Lender is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow Lender to identify such Loan Party in accordance with the Act. Each Loan Party shall, promptly following a request by Lender, provide all documentation and other information that Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act,

16. Notices —

(a) All notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To Borrower:	Manufactured Housing Properties, Inc.
136 Main Street
Pineville, NC 28134

With Copy to:

To the Lender:	Metrolina Loan Holdings, LLC
108 Gateway Boulevard, Suite 104
Mooresville, North Carolina 28117
Attn: R. Joseph Jackson

With a copy to:	The Cassarino Law Firm, PLLC
445 S. Main Street, Suite 400
Davidson, NC 28036
Attn: Ben Cassarino

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third business day after the date deposited into the mails or if delivered, upon delivery.

(b) Any agreement of the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Lender shall be entitled to rely on the authority of any person purporting to be a person authorized by the Borrower to give such notice and the Lender shall not have any liability to the Borrower or other person on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loan and all other obligations under the Loan Documents shall not be affected in any way or to any extent by any failure of the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Lender of a confirmation which is at variance with the terms understood by the Lender to be contained in any such telephonic or facsimile notice.

17. Jurisdiction, Consent to Service of Process —

(a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of Western District of North Carolina, and of any state court of the State of North Carolina located in Mecklenburg County, North Carolina and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such North Carolina state court or, to the extent permitted by applicable law, such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(b) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (a) of this Section 17 and brought in any court referred to in paragraph (a) of this Section 17. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 16. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LENDER:

METROLINA LOAN HOLDINGS, LLC

By:	/s/ R. Joseph Jackson
R. Joseph Jackson, Manager

BORROWER:

MANUFACTURED HOUSING PROPERTIES, INC.

By:	/s/ Michael Z. Anise
Michael Z. Anise, President

LOAN AGREEMENT

SIGNATURE PAGE

EXHIBIT A

LEGAL DESCRIPTION

Not applicable